Exhibit 99.3

Overview and Frequently Asked Questions Overview Oracle Buys Opower Together, Oracle and Opower Will Become the Largest Cloud Provider to the $2.3 Trillion Utilities Industry On May 2, 2016, Oracle announced that it has entered into a definitive agreement to acquire Opower, the leading provider of customer engagement and energy efficiency cloud services to utilities. The proposed transaction is expected to close in 2016. Until the transaction closes, Oracle and Opower will continue to operate independently. Opower’s solutions enable over 100 global utilities, such as PG&E, Exelon and National Grid, to deliver a modern digital customer experience. Opower’s big data platform stores and analyzes over 600 billion meter reads from 60 million utility end- customers, enabling utilities to proactively meet regulatory requirements, decrease the cost to serve, and improve customer satisfaction. Oracle Utilities offers a complete suite of operational applications and cloud services for global electric, gas and water utilities that automate core operational processes and enable compliance. Together, Oracle and Opower will provide the industry with the most complete, modern and integrated cloud platform for the entire utility value chain, from meter to grid to end-customers. For more information, please visit www.oracle.com/opower. Product Overview and Strategy What is the rationale for this acquisition? The $2.3 trillion utility industry is in transition, driven by customer expectations, new technology and energy-saving regulations. Utilities are looking for data-driven solutions that engage customers while promoting energy efficiency. Together, Oracle and Opower will provide end-to-end solutions that increase utility customer engagement and satisfaction while improving operational and energy efficiency program results. What products and services does Opower offer? Opower is a leading provider of cloud-based solutions for utilities. Energy providers use Opower’s customer engagement platform to deliver proactive, digital communications that raise customer satisfaction, manage energy demand, and lower service costs. How does Oracle plan to maintain Opower’s domain expertise after the closing? Opower brings tremendous domain expertise. Opower’s management team and employees will join the Oracle Utility Global Business Unit. The combination will provide comprehensive cloud-based and on-premise solutions that meet core operational and customer needs for utilities. How will the proposed acquisition impact the Opower product roadmap? Oracle is committed to protecting and enhancing customer investments in Opower solutions. After the close of the transaction, Oracle plans to continue to invest in the Utilities industry. We expect this will include more functionality and capabilities at a quicker pace. In addition, Opower customers will benefit from better integration and alignment with Oracle’s other product offerings. Copyright © 2016, Oracle and/or its affiliates. All rights reserved. Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

OVERVIEW AND FREQUENTLY ASKED QUESTIONS Business Continuity Can I still purchase Opower products and services? Yes. Opower products and services continue to be available. Please contact your existing Opower sales representative to assist you, or visit www.opower.com for contact information. Should Opower customers continue to call Opower customer support? Yes. Opower customers should continue to use existing Opower contacts for support, professional services and sales to address immediate and ongoing needs. We will communicate all changes and transitions occurring after the close of the transaction well in advance through these familiar channels. Will Oracle continue to support and broaden relationships with Opower partners? Yes. Opower partners should continue to use existing Opower contacts to address immediate and ongoing needs. If contact information changes, we will communicate these changes through normal channels. Oracle partners may also use their existing Oracle channels for support to answer any questions. Will training on Opower products and services continue? Yes. We want to ensure Opower products and services provide the best possible service for their customers, and we know excellent training is critical to reach that goal. Where can I find out more information about the proposed Oracle and Opower combination? For more information, please visit www.oracle.com/opower. Cautionary Statement Regarding Forward-Looking Statements This document contains certain forward-looking statements about Oracle and Opower, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Opower, anticipated customer benefits and general business outlook. When used in this document, the words “anticipates”, “can”, “will”, “look forward to”, “expected” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Opower, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Opower may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Opower. In addition, please refer to the documents that Oracle and Opower, respectively, file with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Opower’s respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor Opower is under any duty to update any of the information in this document. Oracle is currently reviewing the existing Opower product roadmap and will be providing guidance to customers in accordance with Oracle’s standard product communication policies. Any resulting features and timing of release of such features as determined by Oracle’s review of Opower’s product roadmap are at the sole discretion of Oracle. All product roadmap information, whether communicated by Opower or by Oracle, does not represent a commitment to deliver any material, code, or functionality, and should not be relied upon in making purchasing decision. It is intended for information purposes only, and may not be incorporated into any contract Additional Information about the Acquisition and Where to Find It In connection with the proposed acquisition, Oracle will commence a tender offer for the outstanding shares of Opower. The tender offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Opower, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender is commenced, Oracle and its acquisition subsidiary will file tender offer materials on Schedule TO, and Opower will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Opower are urged to read these documents when they become available because they will contain important information that holders of Opower securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Opower at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Oracle and Opower file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Oracle or Opower at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Oracle’s and Opower’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.